Exhibit-(d)(14)(ii)

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TRADEWINDS NWQ GLOBAL INVESTORS, LLC”, CHANGING ITS NAME FROM “TRADEWINDS NWQ GLOBAL INVESTORS, LLC” TO “TRADEWINDS GLOBAL INVESTORS, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2007, AT 4:12 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2007.

4067912 8100	/s/ Harriet Smith Windsor
070243244	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5467843
DATE: 02-28-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:16 PM 02/27/2007
FILED 04:12 PM 02/27/2007
SRV 070243244 — 4067912 FILE
CERTIFICATE OF AMENDMENT
OF
TRADEWINDS NWQ GLOBAL INVESTORS, LLC
     1. The name of the limited liability company is Tradewinds NWQ Global Investors, LLC.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
         The name of the limited liability company is amended to:
Tradewinds Global Investors, LLC
     3. This Certificate of Amendment shall be effective on 2/28/07.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 22nd day of February 2007.

/s/ John L. MacCarthy
John L. MacCarthy, Authorized Person